Exhibit 99.2

14375 NW Science Park Drive

Portland, OR 97229

July 26, 2012

CFO Commentary on Second Quarter 2012 Financial Results and FY2012 Outlook

Financial Information

Please reference accompanying financial information in the corresponding earnings release at http://investor.columbia.com/results.cfm

Conference Call

The company will host a conference call on Thursday, July 26, 2012 at 5:00 p.m. EDT to review the company’s second quarter results and updated full year 2012 financial outlook. To participate, please dial (877) 407-9205 in the U.S. The call will be webcast live on the Investor Relations section of the company’s website http://investor.columbia.com where it will remain available until July 26, 2013.

Summary

We achieved record second quarter net sales of $290.4 million, an increase of 8 percent compared to second quarter 2011. Second quarter 2012 operating loss improved $7.9 million, or 42 percent, to $10.7 million, compared with an operating loss of $18.6 million in last year’s second quarter. Second quarter 2012 net loss improved by $5.7 million, or 42 percent, to $7.9 million, or $(0.23) per diluted share, compared to a net loss of $13.6 million, or $(0.40) per diluted share, for the second quarter of 2011.

The second quarter is the company’s smallest revenue quarter, historically accounting for approximately only 15 percent of annual net sales. As a result, year-over-year regional, category and brand net sales comparisons often produce large percentage variances due to the small base of comparison, while changes in the timing of shipments, coupled with the company’s fixed cost structure, can have an amplified effect on profitability.

Despite macro-economic headwinds in many of our key markets, we are maintaining our FY2012 outlook for net sales growth of up to 1 percent and 2012 operating margins to be comparable to FY2011, including a $4 million restructuring charge recorded in the first quarter of 2012. The Full Year 2012 Outlook section below explains the factors contributing to this updated outlook.

Second Quarter Financial Results

(All comparisons are between second quarter 2012 and second quarter 2011, unless otherwise noted.)

Net Sales: Earlier shipments of Fall 2012 distributors’ orders and increased U.S. DTC sales drive growth

The 8 percent increase in global net sales was driven primarily by earlier shipments of increased Fall 2012 advance orders to international distributors. In addition, U.S. direct-to-consumer sales grew 24 percent and sales in Japan grew 10 percent, partially offset by declines in U.S., Canada and EMEA wholesale sales.

Columbia Sportswear Company

CFO Commentary – 2nd Quarter 2012

July 26, 2012

Regions: EMEA and LAAP lead growth from benefit of earlier distributor shipments

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U.S. net sales increased $3.1 million, or 2 percent, to $132.1 million, driven by a 24 percent increase in direct-to-consumer sales, partially offset by a 9 percent decline in wholesale sales. The decline in second quarter U.S. wholesale sales was largely attributable to a decrease in spring 2012 product sales driven by lower reorders and higher promotional activity in comparison to the second quarter of last year. The company operated 55 retail stores in the U.S. during the second quarter of 2012 compared with 48 during the same period in 2011.

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Net sales in the LAAP region increased $7.5 million, or 10 percent, to $84.1 million, including a 1 percentage point negative effect from changes in currency exchange rates. Net sales to LAAP distributors increased 25 percent, reflecting increased advance orders for Fall 2012 Columbia brand products, and earlier shipment of a larger portion of Fall 2012 advance orders compared with Fall 2011 advance orders. Japan net sales increased 10 percent, driven primarily by the Columbia brand, and included a 1 percentage point benefit from changes in currency exchange rates. Net sales in Korea decreased 2 percent, resulting from a 5 percentage point negative currency effect. The 3 percent constant-dollar sales increase was concentrated in the Columbia brand.

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Net sales in the EMEA region increased $16.4 million, or 31 percent, to $70.0 million, including a 2 percentage point negative effect from changes in currency exchange rates. Net sales to EMEA distributors increased 63 percent, reflecting increased advance orders for Fall 2012 Columbia brand products, and earlier shipment of a larger portion of Fall 2012 advance orders compared with Fall 2011 advance orders. Net sales in the company’s direct European markets declined 22 percent, including a 7 percentage point negative effect from changes in currency exchange rates. The mid-teen constant-dollar decline in European-direct sales was primarily due to increased promotional activity within the wholesale channel and, to a lesser degree, a previously announced decline in advance orders and continued macro-economic headwinds.

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Net sales in Canada declined $4.6 million, or 52 percent, to $4.2 million, attributable to a shift in the timing of Spring season shipments into the first quarter in advance of the early April SAP go-live, and lower advance and at-once orders during the season. Changes in currency exchange rates also resulted in a 1 percentage point negative effect.

Product Categories: Apparel dominates growth; Footwear holds steady

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Global Apparel, Accessories & Equipment net sales grew $22.9 million, or 11 percent, to $240.9 million, primarily reflecting increased shipments of Columbia brand products to international distributors, partially offset by a decline in Canada.

•	Footwear net sales of $49.5 million were essentially equal to last year’s second quarter net sales of $50.0 million.

Brands: Columbia brand dominates growth, aided by earlier distributor shipments

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Columbia brand net sales increased $21.6 million, or 9 percent, to $260.7 million, with growth in the EMEA, LAAP and U.S. regions partially offset by a decline in Canada. The growth in the EMEA and LAAP regions primarily reflected earlier shipment to distributors of a larger portion of increased advance orders for Fall 2012 Columbia brand products.

•	Mountain Hardwear brand net sales increased $1 million, or 4 percent, to $23.7 million.

•	Sorel and Montrail brand net sales, combined, accounted for approximately 2 percent of global sales and were comparable to last year’s second quarter.

Columbia Sportswear Company

CFO Commentary – 2nd Quarter 2012

July 26, 2012

Gross Margin: Geographic mix and increased promotional sales drive 135bp contraction

Second quarter 2012 gross margins were 40.6 percent, a decrease of 135 basis points, predominantly driven by a higher proportion of shipments to distributors that carry lower gross margins, coupled with increased promotional activity; partially offset by favorable foreign currency hedge rates and lower air freight costs.

Selling, General and Administrative (SG&A) Expense: Spending declines on cost containment efforts and translation effect of stronger U.S. dollar

Second quarter 2012 SG&A expense decreased $1.3 million, or 1 percent, to $133.2 million, representing 45.9 percent of net sales, compared to 50.2 percent in last year’s second quarter. The decrease was primarily the result of our previously announced cost containment measures and favorable changes in foreign currency exchange rates, partially offset by increased personnel costs and professional fees related to the ongoing SAP implementation, as well as expansion of our global retail store platform.

Operating Loss: 42 percent improvement driven by sales growth and SG&A leverage, tax rate comparable to prior year

Operating loss improved 42 percent to $10.7 million, compared to an operating loss of $18.6 million in the second quarter of 2011, driven primarily by sales growth and SG&A leverage, partially offset by lower gross margin.

Income tax benefit equated to a 25.2 percent tax rate, compared to a 25.4 percent rate in second quarter 2011.

Net Loss: 42 percent improvement

Net loss improved 42 percent to $7.9 million, or $(0.23) per diluted share, compared with net loss of $13.6 million, or $(0.40) per diluted share, in second quarter 2011.

Balance Sheet: More timely receipt of Fall 2012 production comprises bulk of inventory increase

The balance sheet remains very strong with cash and short-term investments totaling $228.5 million compared to $298.3 million at the same time last year. At June 30, 2012, approximately 45 percent of our cash and short-term investments were held in foreign jurisdictions where a repatriation of those funds to the United States would likely result in a significant tax cost to the Company.

Consolidated accounts receivable at June 30, 2012 increased 16 percent, to $203.2 million, compared to $174.8 million one year ago, reflecting extended-term close-out sales in the U.S during the first quarter and slightly slower collections in Korea, partially offset by the translation effect of a stronger U.S. dollar.

Consolidated inventories at June 30, 2012 totaled $523.1 million, an increase of $101.1 million, or 24 percent, from the same time last year. The increase was primarily attributable to a higher composition of Fall inventory, due in part to earlier receipts of Fall 2012 production. Higher average unit costs and changes in product mix accounted for almost all of the inventory dollar increase; unit volumes were up a low-single digit percentage compared to one year ago.

Columbia Sportswear Company

CFO Commentary – 2nd Quarter 2012

July 26, 2012

Year-to-date 2012 Cash Flow

Net cash provided by operations for the six months ended June 30, 2012 was $18.7 million, compared to $12.0 million in the first half of 2011.

Capital expenditures through the first half of 2012 totaled $23.4 million compared to $24.4 million in the first half 2011. We are currently projecting full year 2012 capital expenditures of approximately $65 million.

The company paid cash dividends of $14.8 million and repurchased 4,480 shares of common stock at an aggregate price of approximately $206,000 during the first half of 2012. Approximately $58.6 million remains under the current share repurchase program. The repurchase program does not obligate the company to acquire any specific number of shares or to acquire shares over any specified period of time.

Full Year 2012 Outlook: Reaffirming April 2012 outlook

Our fiscal year 2012 outlook assumes:

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up to 1 percent growth in net sales, with higher direct-to-consumer sales in the U.S., Korea and Japan, (including the planned addition of 12 U.S. outlet stores), and increased wholesale sales in our Japan subsidiary and international distributor businesses, largely offset by lower wholesale sales in Europe, the U.S. and Canada and a negative foreign currency translation effect of more than 1 percent;

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gross margin contraction of 30 to 50 basis points, reflecting an inventory liquidation strategy producing lower gross margins and coupled with the effect of higher input costs, partially offset by favorable foreign currency hedge rates and reduced airfreight costs;

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slight SG&A leverage driven by SG&A cost containment efforts and the benefit of foreign currency translation, (excluding a $4.0 million restructuring charge incurred during the first quarter); partially offset by increased IT expense related to our ERP implementation and the expansion of our retail store platform;

•	increased licensing income; and

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a full year tax rate of approximately 26 percent, however, the actual rate could differ, perhaps significantly, based on the status of tax uncertainties, the geographic mix of pre-tax income, as well as other discrete events that may occur during the second half of the year.

Full year operating margin, including restructuring charges, is expected to be comparable to 2011 operating margin of 8.1 percent. Excluding restructuring charges, the company expects slight operating margin improvement compared to 2011.

Third Quarter 2012 Outlook

We expect a mid-single digit decline in third quarter 2012 net sales, primarily reflecting the timing shift of distributor shipments into the second quarter and a mid-single digit decline in the company’s wholesale business globally, partially offset by increased direct-to-consumer sales. We expect operating margin deleverage of approximately 150 to 175 basis points, consisting of an approximate 25 basis point decrease in gross margins, and approximately 125 to 150 basis points of SG&A expense deleverage. Third quarter 2012 SG&A expense is expected to approximate third quarter 2011 SG&A expense.

All projections related to anticipated future results are forward-looking in nature and may change, perhaps significantly. Our annual net sales are weighted more heavily toward the Fall/Winter season, while operating expenses are more equally distributed throughout the year, resulting in a highly seasonal profitability pattern weighted toward the second half of the fiscal year.

Columbia Sportswear Company

CFO Commentary – 2nd Quarter 2012

July 26, 2012

Dividends

At its regular board meeting on July 20, 2012, the board of directors authorized a quarterly dividend of $0.22 per share payable on August 30, 2012 to shareholders of record on August 16, 2012.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, net sales, gross margins, operating costs, operating margins, SG&A and other expenses, licensing income, tax rates, currency hedge rates, product innovations, cost containment measures, restructuring costs, supply chain management, information technology initiatives and marketing plans in future periods. Actual results could differ materially from those projected in these and other forward-looking statements. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” and other risks and uncertainties that have been or may be described from time to time in other reports filed by the company, including reports on Form 8-K, Form 10-Q and Form 10-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the company to differ materially from those expressed or implied by forward-looking statements in this document include: unfavorable economic conditions generally and weakness in consumer confidence and spending rates; our ability to effectively implement our IT infrastructure, data management and business process initiatives, failure of which could result in material unanticipated expenses and/or disruptions to our business; the operations of our computer systems and third party computer systems; changes in international, federal and/or state tax policies and rates, which we expect to increase; international risks, including changes in import limitations and tariffs or other duties, political instability in foreign markets, exchange rate fluctuations, and trade disruptions; our ability to attract and retain key employees; the financial health of our customers and their continued ability to access credit markets to fund their ongoing operations; higher than expected rates of order cancellations; increased consolidation of our retail customers; our ability to effectively source and deliver our products to customers in a timely manner, the failure of which could lead to increased costs and/or order cancellations; unforeseen increases and volatility in input costs, such as cotton and/or oil; our reliance on product acceptance by consumers; our reliance on product innovations, which may involve greater regulatory and manufacturing complexity and could pose greater risks of quality issues or supply disruptions; the effects of unseasonable weather (including, for example, warm weather in the winter and cold weather in the spring), which affects consumer demand for the company’s products; our dependence on independent manufacturers and suppliers; our ability to source finished products and components at competitive prices from independent manufacturers in foreign countries that may experience unexpected periods of inflation, labor and materials shortages or other manufacturing disruptions; the effectiveness of our sales and marketing efforts; intense competition in the industry; business disruptions and acts of terrorism or military activities around the globe; and our ability to establish and protect our intellectual property. The company cautions that forward-looking statements are inherently less reliable than historical information. The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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